Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The undersigned, Jeffrey Clayborne, hereby certifies, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	The Quarterly Report on Form 10-Q of Verb Technology Company, Inc. for the quarterly period ended September 30, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Quarterly Report on Form on 10-Q fairly presents, in all material respects, the financial condition and results of operations of Verb Technology Company, Inc. as of the dates and for the periods presented.

November 15, 2021

/s/ Jeffrey Clayborne
Jeffrey Clayborne
Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer